Exhibit 99.1

NEWS

PURE Bioscience Appoints Peter C. Wulff as Chief Financial Officer

SAN DIEGO, (November 8, 2012) -- PURE Bioscience, Inc. (NASDAQ: PURE), the creator of the patented silver dihydrogen citrate (SDC) antimicrobial, today announced it has named Peter C. Wulff as Chief Financial Officer, effective November 5, 2012.  Mr. Wulff has 25 years of financial and operating management experience, including more than 12 years as a senior-level executive in the life science industry.  Most recently Mr. Wulff served as Chief Financial Officer, Vice President, Treasurer and Senior Vice President, Strategic Initiatives for Alphatec Holdings, Inc. (NASDAQ: ATEC) and its subsidiary, Alphatec Spine, Inc., a developer and manufacturer of spinal implant products.

Michael L. Krall, President and CEO of PURE Bioscience, said, “Peter has a proven ability to manage rapid growth and oversee the development of successful new products and technologies.  We are confident that his expertise will be of immediate benefit across our business, including optimizing our many current opportunities and creating new growth initiatives.”

Earlier in his career Mr. Wulff served as Executive Vice President and Chief Financial Officer for Artes Medical, Inc., where he managed the company’s initial public offering and introduction of FDA-approved products.  He also was Chief Financial Officer for CryoCor, Inc., a medical device company; and Chief Financial Officer and Treasurer of Natural Alternatives International, Inc., a manufacturer of nutritional products.

Mr. Wulff received both a Bachelor’s degree in Economics and Germanic Languages and a Master’s in Business Administration in Finance from Indiana University.

As an inducement material to Mr. Wulff entering into employment with PURE, PURE has agreed, subject to the approval of PURE’s Compensation Committee, to grant to Mr. Wulff an option to purchase up to 50,000 shares of its common stock with an exercise price equal to the fair market value of PURE’s common stock on the grant date of the option, which will be the date of the Compensation Committee’s approval of the option grant.  The option will have a term of 10 years and will generally be forfeited if not exercised before the expiration of that term, or, if earlier, the 120th day after the termination of Mr. Wulff’s employment with us (subject to certain exceptions).  The shares subject to the option will vest in four equal annual installments on each yearly anniversary of the commencement date of Mr. Wulff’s employment with PURE, in each case subject to Mr. Wulff’s continued service with PURE through such vesting date.  The option will be granted outside of PURE’s 2007 Equity Incentive Plan but will be subject to terms substantially similar to those of non-qualified stock options granted under such plan.  This description of the inducement option grant to Mr. Wulff is in satisfaction of the disclosure requirements set forth in NASDAQ Listing Rule 5635(c)(4).

About PURE Bioscience, Inc.
PURE Bioscience, Inc. develops and markets technology-based bioscience products that provide solutions to numerous global health challenges, including Staph (MRSA).  PURE’s proprietary high efficacy/low toxicity bioscience technologies, including its silver dihydrogen citrate-based antimicrobials, represent innovative advances in diverse markets and lead today’s global trend toward industry and consumer use of “green” products while providing competitive advantages in efficacy and safety.  Patented SDC is an electrolytically generated source of stabilized ionic silver, which formulates well with other compounds.  As a platform technology, SDC is distinguished from competitors in the marketplace because of its superior efficacy, reduced toxicity and the inability of bacteria to form a resistance to it.  PURE is headquartered in El Cajon, California (San Diego metropolitan area).  Additional information on PURE is available at www.purebio.com.

This press release includes statements that may constitute “forward-looking” statements, sometimes containing the words “believe,” “estimate,” “project,” “expect” or similar expressions.  These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that could cause or contribute to such differences include, without limitation, disruptions to Pure’s business and operations or disagreements regarding its strategic goals and models resulting from changes in the composition of its management team; Pure’s ability to attract and retain skilled personnel; Pure’s cash position and liquidity requirements; acceptance of the Pure's current and future products and services in the marketplace; the ability of Pure to develop effective new products and receive regulatory approvals of such products; and other risks detailed in Pure's filings with the Securities and Exchange Commission.  By making these forward-looking statements, Pure undertakes no obligation to update these statements for revisions or changes after the date of this release.

PURE Bioscience Investor Contact:
Don Markley, Senior Vice President, LHA
(310) 691-7100
dmarkley@lhai.com